UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 30, 2011

FUQI INTERNATIONAL, INC.
(Exact Name of Company as Specified in Charter)

Delaware	001-33758	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Company’s telephone number, including area code:	+86 (755) 2580-1888

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2011, Ching Wan Wong confirmed to FUQI International, Inc. (the “Company”) that he is resigning from his position as Chief Financial Officer of the Company due to personal health reasons, effective July 31, 2011 (the “Effective Date”).  Mr. Wong will continue to work for the Company serving in a non-executive management role after the Effective Date.  Mr. Wong will also continue to assist in the transition of his Chief Financial Officer responsibilities after the Effective Date.

The Company is in the process of identifying qualified successor candidates for the Company's Chief Financial Officer position.  On August 1, 2011, the Board of Directors appointed Kim K. T. Pan, the Company’s current President and Chief Executive Officer, to serve as the Interim Chief Financial Officer of the Company until a permanent replacement is appointed.

Item 7.01.	Regulation FD Disclosure

On August 4, 2011, the Company issued a press release announcing the resignation of the Chief Financial Officer and the appointment of an Interim Chief Financial Officer.  A copy of the August 4, 2011 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated August 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2011	FUQI INTERNATIONAL, INC.

	By:	/s/ Kim K. T. Pan
	Name	Kim K. T. Pan
	Title:	President, Chief Executive Officer, and Interim Chief Financial Officer